UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2012

BELO CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-8598	75-0135890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Record Street Dallas, Texas	75202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 977-6606

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Effective December 31, 2011, the Company and A. H. Belo Corporation (“A. H. Belo”), which was spun-off from the Company in February 2008, divided the assets of Belo Investment, LLC (“Belo Investment”), a real estate investment company in which the Company and A. H. Belo each formerly held a fifty percent interest. Belo Investment owned real estate in downtown Dallas near the Company’s and A. H. Belo’s operating facilities and near the City of Dallas’ new convention center hotel.

As a result of the division, which was based on independent third-party appraisals, the Company owns the Belo Building, a seventeen story office building, and part of a city block adjacent to the new hotel. The Company currently anticipates that fourth quarter 2011 financial results will include a modest non-cash gain as a result of the division.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 5, 2012	BELO CORP.

	By:	/s/ R. Paul Fry
R. Paul Fry
Vice President/Investor Relations and Treasury Operations